Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Caliburn International Corporation of our report dated March 12, 2018, relating to the consolidated financial statements of Comprehensive Health Services, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.

We also consent to the reference to our firm under the headings “Experts” in such Prospectus.

/s/ Dixon Hughes Goodman LLP

Clearwater, Florida

November 1, 2018